                                                                   Exhibit 10.12


                              EMPLOYMENT AGREEMENT

PARTY A:          FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD., ("PARTY A")

PARTY B:          [   ], with his/her identity card No. [   ] ("PARTY B")

In accordance with the Labor Law of the People's Republic of China, Regulations of Labor Contract in Shanghai Municipality and other applicable laws and regulations (the "LABOR REGULATIONS"), in the principle of equality, voluntary participation and mutual benefit, the Parties hereby enter into this Agreement as follows:

1.       TERM AND PROBATION PERIOD

1.1 The term of this Agreement shall be one (1) year, commencing from [ ] to and ending on [ ], in which there shall be a probation period of [ ] (the "PROBATION PERIOD").

1.2 Either Party may, one (1) month prior to the expiration of this Agreement, notify the other Party in writing of its intention to extend the term of this Agreement.

1.3 Upon written confirmation by the Parties, this Agreement may be renewed or extended to the date as specified in such written confirmation document.

1.4 Prior to the execution of this Agreement, Party A shall have the right to request Party B to present its updated health certification or satisfactory physical check certificate issued by district level hospital. During the Probation Period and the term hereof, if Party A finds out that Party B held back, prior to the date hereof, ay material fact about its health conditions, such as it has been suffering from hepatitis B, infectious diseases, chronic diseases, etc., Party A shall have the right to terminate this Agreement, with only the salary of the current month to be paid to Party B.

1.5 This Agreement may be terminated pursuant to Article 9 and other relevant provisions hereof.

2.       BUSINESS DAYS AND WORKING TIME

2.1 The normal working time shall not be less than eight (8) hours for each business day, i.e., from 9:00 am to 6:00 pm.

3.       RESPONSIBILITIES AND OBLIGATIONS OF PARTY B

3.1 The General Manager of the Company shall supervise and guide Party B in its work. Party B shall carry on its work according to the directions of the management.

3.2      Party B shall work in the Department of [ ], with is position as [ ].

         Upon engagement, Party B will be given an account of its responsibilities on the work position it is going to assume, which will explain in details Party B's work content, arrangement and the requirement of Party A for such work position.

3.3 Party B shall obey and comply with any directions given by Party A for the change of Party B's work position, as Party A deems necessary in view of work requirements of the Company.

3.4 Party B shall observe Party A's various internal management rules and regulations, and shall comply strictly with the safety rules set forth by Party A in its work.

4.       LABOR PROTECTION AND WORKING CONDITIONS

         Party A shall provide Party B with the labor protection and working conditions in accordance with the Labor Regulations.

5.       CONFIDENTIALITY AND NON-COMPETITION

5.1 During its employment by Party A, Party B shall be subject to Party A's prior written approval for any concurrent work it intends to assume other than with Party A. Approval by Party A of one occasion shall not be deemed as approval of any other occasions, which shall be subject to approval on a case to case basis. Party A retains the right to cancel at any time any prior approval if it deems that such concurrent work affects Party B's work performance.

5.2 During the period when Party B is employed by Party A and renders services to Party A, in case that Party B works out and develops any technology (the "Technology"), any and all copyright, patent, know-how or intellectual property (the "IP") or any intellectual property right in relation thereto derived from the Technology shall belong to Party A, or to a third party (the "THIRD PARTY") according to the relevant contract entered into between the Third Party and Party A. The Technology shall include, but not be limited to, computer processes, computer codes, relevant materials, such processes, codes and materials as being improved, and other materials of whatever form and medium which are designed, developed, researched, compiled, created, implemented, delivered or installed by Party B during its employment by Party A and service-rendering to Party A. Party B hereby waives any and all of its either current or potential rights to and interests in the Technology. Party B undertakes that such waiver shall survive the termination of its employment by Party A.

5.3 During the period when Party B is employed by Party A and renders services to Party A, in case that Party B works out and develops any documentation (the "DOCUMENTATION"), any and all intellectual property or any intellectual property right in relation thereto derived from the Documentation shall belong to Party A or the Third Party. The Documentation shall include, but not be limited to, manuals for the Technology, on-line help documents for the Technology, notes contained in the source code, all other materials in whatever form for the description of the purpose or operation of the Technology or other content related thereto, and such above items as being improved. The Documentation shall also include, to the extent applicable and in existence, all other materials in whatever medium which are related to the design and creation of the Technology. Party B hereby waives any and all of its either current or potential rights to and interests in the Technology. Party B undertakes that such waiver shall survive the termination of its employment by Party A.

5.4 Party B shall not, during its employment or upon expiration thereof by Party A, disclose, divulge, use or allow other individuals or entities to use the Technology and/or Documentation or any part thereof, whether or not Party B gains benefits thereby. Unless required by Party A during its employment, Party B shall not, during its employment or upon expiration thereof by Party A, otherwise exploit, develop or create Technology and/or Documentation on the basis of the original Technology and/or Documentation, nor shall it disclose, divulge, use or allow other individuals or entities to use such Technology and/or Documentation, whether or not Party B gains benefits thereby.

5.5 Party A's records and information are and shall remain all the time of a confidential nature during Party B's employment or upon expiration thereof by Party A, and Party B shall deal with the same appropriately, and will be dismissed immediately if it is found to be in violation of the preceding provision. Party B shall not take, without being given special approval by the management, any business data, files, documents, electronic information or copies thereof away from the work place of Party A. Upon termination of its employment, Party B shall return all data or copies thereof in relation to Party A's business back to the management.

5.6 During the twelve (12) months after the end of Party B's employment by Party A, Party B shall not engage in business competition in the same industry, i.e., Party B may not work in any entity that practices business such as advertisement agency, operation or advertisement publication, or provide consultancy services to such entities, nor shall Party B carry on the above advertisement business in the form of a company by itself or jointly together with others.

5.7 Party B agrees that, once it is found in violation of the above provision of non-competition, Party A shall have the right to demand compensation from Party

         B, with the liquidated damages to be twice in amount of Party B's annual salary when it was employed by Party A, for its violation of such provision of non-competition.

6.       TRAINING

         Party A may provide Party B with training when Party A deems necessary. The Parties shall execute a mutually agreed training agreement, which will specify the training items to be provided by Party A or to be paid by Party A for their costs, and will constitute an integral part of this Agreement or the contract to be entered into for the purpose hereof.

7.       HOLIDAYS/LEAVES

7.1 Party B shall be entitled to holidays such as Saturday and Sunday each week and other public holidays.

7.2 During the term of this Agreement, Party B shall be entitled to paid leaves pursuant to the rules and regulations of Party A.

7.3 Party B may take sick leave when it is supported by diagnosis records and sick leave certification issued by medical professionals or hospitals acceptable to Party A.

8.       REMUNERATIONS AND SOCIAL BENEFITS

8.1 During its employment by Party A, Party B shall be paid a monthly salary (before tax) in amount Renminbi [ ] (the "SALARY").

8.2 Party A shall provide Party B with such social benefits as public accumulation fund, medical insurance, etc. pursuant to the relevant provisions of the Labor Regulations, with any part thereof payable by Party B to be withheld and paid by Party A from Party B's Salary.

8.3 In case that Party B falls sick, it may get part of its relevant medical costs reimbursed upon presentation of valid medical cost receipts issued by hospitals.

9.       AMENDMENT TO AND TERMINATION OF THIS AGREEMENT

9.1 In case of change in circumstances that affect materially the performance of this Agreement, the Parties may amend this Agreement through consultation upon mutual agreement.

9.2 Party A may terminate this Agreement upon any of the following situations:

         (1) At Party A's discretion, Party B fails to meet with the formal employment requirements during its Probation Period;

         (2) Party B remains unable to work after the period of its sick leave as stipulated in the Labor Regulations for its illness or non-work related injury;

         (3) the condition on the reliance of which this Agreement is initially entered into changes materially, which makes the Parties unable to perform their respective obligations hereunder, while the Parties fail to agree upon the amendment to the terms and conditions of this Agreement.

9.3 If Party A decides to terminate this Agreement pursuant to Article 9.2(2) and (3), Party A shall notify Party B thereof in writing three
         (3) months in advance, or pay Party B an amount of three (3) months Salary in lieu of such prior notice.

9.4 Party A may terminate this Agreement immediately in case that Party B is found:

         (1) to have committed deceptive acts when it applies to Party A for employment;

         (2) to take away, without Party A's prior approval, any of Party A's properties, or to commit theft on the information of the Technology;

         (3) to have caused material economic losses to Party A, whether intentionally or by negligence;

         (4) to have violated in a material way Party A's staff manual or other provisions;

         (5) to have embezzled, stolen or misappropriated Party A's assets or assets of Party A's other staffs;

         (6) to have rendered services to other employers with prior consent of Party A;

         (7) to have disclosed or divulged to any individual or entity any Technology, Documentation or Party A's proprietary information or secrets; or

         (8) to have violated in a material way any of the provisions hereof.

         In case that Party B is dismissed due to any of the above circumstances, Party A shall have the right not to pay any economic compensation to Party B.

9.5 In case that Party B wishes to terminate this Agreement for justified reasons, it shall notify Party A thereof in writing at least three (3) months in advance.

9.6 In case of any of the following events, this Agreement shall be terminated immediately: (a) Party B is dispatched to labor education or is imposed a criminal liability; or (b) Party A no long carries on its business operation.

10.      COMPENSATION AND INDEMNIFICATION

10.1 Party B shall hold harmless and indemnify Party A for any and all losses resulting from Party B's violation of this Agreement, or violation of such provisions hereof in respect of the IP and/or Technology and/or Documentation or Party A's discipline.

10.2 In case that Party B terminates this Agreement, Party B shall compensate Party A for the training and recruitment costs stipulated in the training agreement (if any) otherwise entered into by the Parties.

11.      DISPUTE RESOLUTION

11.1 Any disputes arising from the implementation of this Agreement or in connection therewith shall first be settled through consultations between the Parties according to the Labor Regulations; failing it, such disputes shall be submitted to the local labor dispute arbitration commission where Party A is domiciled for arbitration. The Party unsatisfied with the arbitration award shall have the right to lodge a suit to the court in Shanghai for judgment. Unless otherwise decided in the award, the losing Party shall bear all costs in relation to the arbitration and subsequent litigation process.

12.      OTHERS

12.1 In case that there is any conflict between any provisions of this Agreement and the Labor Regulations or labor rules in Shanghai Municipality, such provisions of this Agreement shall be null and void, provided that the invalid provisions shall not affect the effect of this Agreement.

12.2     This Agreement shall become effective upon signature by the Parties.

12.3 Anything not covered herein shall be dealt with by the Parties through consultations between them in accordance with the Labor Regulations.

IN WITNESS HEREOF, this Agreement is executed in duplicates, with each of the copies equal in legal force and each to be kept by Party A and Party B.

This Agreement is formally executed by the Parties on [   ], 200[ ].

PARTY A: FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD.


Signed by: ________________________________________
Name:
Position: Authorized Representative



PARTY B:


Signed by: ________________________________________
Name: